EXHIBIT 5

                       [U.S. DIAGNOSTIC INC. LETTERHEAD]



                              September 24, 1996


U.S. Diagnostic Inc.
777 South Flagler Drive
West Palm Beach, Florida 33401

                  RE:  U.S. DIAGNOSTIC INC. (THE "COMPANY")
                           REGISTRATION STATEMENT FOR OFFERING
                           OF 200,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

                  I refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1993, as amended, of 200,000 shares of Common Stock of U.S. Diagnostic Inc. (the "Company") authorized for issuance under the Company's 1993 Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,



                                           Michael D. Karsch
                                           Executive Vice President
                                              and General Counsel
MDK:brf